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                                                                      EXHIBIT 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of St. Ives Laboratories, Inc. on each Form S-8, filed with the Securities and Exchange Commission on October 3, 1988, and June 7, 1990, of our report dated March 9, 1995, on our audits of the consolidated financial statements and financial statement schedule of St. Ives Laboratories, Inc. as of December 31, 1994 and 1993, and for the year ended December 31, 1994, 1993, and 1992, which report is included in this Annual Report on Form 10-K/A.

/s/ Coopers & Lybrand L.L.P.
    COOPERS & LYBRAND L.L.P.

Los Angeles, California
January 4, 1996